Exhibit 11.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the Offering Statement on Form 1-A Post-Qualification Amendment of B2Digital, Incorporated and the Offering Circular constituting a part thereof, of our reports dated July 6, 2018 on our audit of the balance sheet of B2Digital, Incorporated, as of March 31, 2018, and the related statements of operations, changes in stockholders’ equity, and cash flows for the year ended March 31, 2018, and the related notes to financial statements.

Richardson, Texas

September 30, 2019